                       September 12, 1994



Board of Directors
UNSL Financial Corp.
201 North Jefferson
Lebanon, Missouri 65536

Gentlemen:

         You have requested our opinion with regard to certain federal income tax consequences of the proposed merger (the
"Merger") of UNSL Financial Corp. ("UNSL") with and into
Ameribanc, Inc. ("ABNK"), a wholly owned subsidiary of Mercantile
Bancorporation Inc. ("MBI").

         In connection with the preparation of our opinion, we have examined and have relied upon the following:

         (i) The Agreement and Plan of Reorganization by and among MBI, ABNK and UNSL, dated July 12, 1994 (the
         "Plan");

         (ii) MBI's Registration Statement on Form S-4, including the Proxy Statement and Prospectus contained therein, to be filed with the Securities and Exchange
         Commission on September 12, 1994 (the "Registration
         Statement");

         (iii) The representations and undertaking of MBI substantially in the form of Exhibit A hereto;

         (iv) The representations and undertakings of UNSL and certain holders of UNSL common stock, par value $1.00 per share ("UNSL Common Stock"), substantially in the form of Exhibits B and C hereto; and

         (v)  The Rights Plan between MBI and Mercantile Bank
         National Association, dated May 23, 1988.


         Our opinion is based solely upon applicable law and the factual information and undertakings contained in the above-mentioned documents. In rendering our opinion, we have assumed the accuracy of all information and the performance of all undertakings contained in each of such documents. We also have assumed the authenticity of all original documents, the conformity of all copies to the original documents, and the genuineness of all signatures. We have not attempted to verify independently the accuracy of any information in any such document, and we have assumed that such documents accurately and completely set forth all material facts relevant to this opinion. All of our assumptions were made with your consent. If any fact or assumption described herein or below is incorrect, any or all of the opinions expressed herein may be inapplicable.

                            OPINIONS

         Subject to the foregoing, to the conditions and limitations expressed elsewhere herein, and assuming that the Merger is consummated in accordance with the Plan, we are of the opinion that for federal income tax purposes:

         1. The Merger will constitute a reorganization within the meaning of sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended to the date hereof (the
"Code").

         2. Each stockholder of UNSL who exchanges, in the Merger, shares of UNSL Common Stock solely for shares of MBI common stock, par value $5.00 per share ("MBI Common Stock"):

         a) will recognize no gain or loss, except with regard to cash received in lieu of a fractional share, as discussed below (Code section 354(a)(1));

         b) will have an aggregate basis for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) equal to the aggregate basis of the shares of UNSL Common Stock surrendered (Code section 358(a)(1)); and

         c) will have a holding period for the shares of MBI Common Stock received (including any fractional share of MBI Common Stock deemed to be received, as described in paragraph 3, below) which includes the period during which the shares of UNSL Common Stock surrendered were held, provided that the shares of UNSL Common Stock surrendered were capital assets in the hands of such holder (Code section 1223(1)).

         3. Each stockholder of UNSL who receives cash in lieu of a fractional share of MBI Common Stock will be treated as if the fractional share had been received in the Merger and then redeemed by MBI. Provided that the shares of UNSL Common Stock surrendered were capital assets in the hands of such holder, the receipt of such cash will cause the recipient to recognize capital gain or loss, equal to the difference between the amount of cash received and the portion of such holder's adjusted tax basis in the shares of MBI Common Stock allocable to the fractional share interest (Code sections 1001 and 1222; Rev. Rul. 66-365, 1966-2 C.B. 116; Rev. Proc. 77-41, 1977-2 C.B. 574).

                    * * * * * * * * * * * *

         We express no opinion with regard to (1) the federal income tax consequences of the Merger not addressed expressly by the above opinions, including without limitation, (i) the tax consequences, if any, to those stockholders of UNSL who acquired shares of UNSL Common Stock pursuant to the exercise of employee stock options or otherwise as compensation, and (ii) the tax consequences to special classes of stockholders, if any, including without limitation, foreign persons, insurance companies, tax-exempt entities, retirement plans, and dealers in securities; and (2) federal, state, local, or foreign taxes (or any other federal, state, local, or foreign laws) not specifically referred to and discussed herein. Further, our opinions are based upon the Code, Income Tax Regulations, administrative interpretations and judicial precedents as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect, and we assume no obligation to advise you of any subsequent change thereto. If there is any change in the applicable law or regulations, or if there is any new administrative or judicial interpretation of the applicable law or regulations, any or all of the opinions expressed herein may become inapplicable.

         The foregoing opinions reflect our legal judgment solely on the issues presented and discussed herein. These opinions have no official status or binding effect of any kind. Accordingly, we cannot assure you that the Internal Revenue Service will agree with the opinions expressed herein, nor can we assure you that any court of competent jurisdiction will agree with such opinions.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references made to this letter in the Registration Statement.

                                   Very truly yours,

                                   Thompson & Mitchell

                                                        Exhibit A

                           CERTIFICATE
                           -----------

         The undersigned, Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), through W. Randolph Adams, its Chief Financial Officer, HEREBY CERTIFIES that (a) it is familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among MBI, Ameribanc, Inc., a Missouri corporation ("ABNK"), and UNSL Financial Corp., a Delaware corporation ("UNSL"), dated July 12, 1994, and (b) it is aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to UNSL that the merger of UNSL with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

         The undersigned HEREBY FURTHER CERTIFIES that:

         (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each UNSL stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the UNSL common stock, par value $1.00 per share ("UNSL Common Stock"), surrendered in the Merger by each such stockholder.

         (2) Except as otherwise set forth by the undersigned on an attachment hereto, MBI is aware of no plan, intention or arrangement (including any option or pledge) on the part of any holder of UNSL Common Stock to sell, exchange or otherwise dispose of any of the MBI Common Stock to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

         (3) Before the Merger, MBI will be in control of ABNK within the meaning of section 368(c) of the Code.

         (4) After the Merger, (a) ABNK will not issue additional shares of its stock that would result in MBI losing control of ABNK within the meaning of section 368(c) of the Code, and (b)

ABNK will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in ABNK that, if exercised or converted, would affect MBI's retention of control of ABNK (as defined above).

         (5)  Neither MBI nor any other member of MBI's
"affiliated group" (as the quoted term is defined in Code section
1504) (the "MBI Affiliated Group") has any plan or intention to redeem or otherwise reacquire any of the MBI Common Stock issued to the stockholders of UNSL in the Merger.

         (6)  MBI has no plan or intention (a) to liquidate ABNK
(b) to merge ABNK with and into another corporation, (c) to sell or otherwise dispose (whether by dividend distribution or otherwise) of the stock of ABNK, or (d) except for transfers described in section 368(a)(2)(C) of the Code, dispositions made in the ordinary course of business, or dispositions approved by counsel for MBI, to cause, suffer, or permit ABNK to sell or otherwise dispose (whether by dividend distribution or otherwise) of (i) any assets of UNSL acquired in the Merger, or (ii) any assets of any other member of UNSL's "affiliated group" (as defined above) (the "UNSL Affiliated Group").

         (7) After the Merger, ABNK will continue the historic businesses of UNSL and the other members of the UNSL Affiliated Group, or will use a significant portion of the historic business assets of the UNSL Affiliated Group in a business (no stock of any member of the UNSL Affiliated Group shall be treated as a business asset for purposes of this representation).

         (8) MBI, ABNK, UNSL, and the stockholders of UNSL will each pay their respective expenses, if any, incurred in connection with the Merger; provided, however, that MBI or ABNK may pay and assume those expenses of UNSL that are solely and directly related to the Merger in accordance with the guidelines established in Rev. Rul. 73-54, 1973-1 C.B. 187.

         (9) Except with regard to MBI Common Stock and Transactional Costs (as defined below), neither MBI nor any other member of the MBI Affiliated Group will pay any amount or incur any liability to or for the benefit of any person other than UNSL in connection with the Merger, and no liability to which UNSL Common Stock is subject will be extinguished as a result of the Merger or assumed by MBI or any other member of the MBI
Affiliated Group. For purposes of this representation, (a) the term "liability" shall include any contingent or other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a UNSL stockholder or otherwise to cause the release of such guaranty), and (b) the term "Transactional Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) for legal, accounting, and investment banking and/or advisor services rendered to MBI or UNSL, if any, and (ii) as compensation to any UNSL employee for services rendered in the ordinary course of his or her employment.

         (10) No indebtedness between UNSL or any other member of the UNSL Affiliated Group, on the one hand, and ABNK or any other member of the MBI Affiliated Group, on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section
453B), between UNSL, on the one hand, and ABNK, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

         (11) The payment of cash in lieu of fractional shares of MBI Common Stock in the Merger will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the UNSL stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the UNSL stockholders in exchange for their shares of UNSL Common Stock. The fractional share interests of each UNSL stockholder will be aggregated, and no UNSL stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

         (12) None of the compensation to be paid or accrued after the Merger to or for the benefit of any stockholder-employee of UNSL will be separate consideration for, or allocable to, any of their shares of UNSL Common Stock; none of the shares of MBI Common Stock received in the Merger by any UNSL stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation to be paid or accrued after the Merger to or for the benefit of any UNSL stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         (13) With regard to the Rights Agreement by and between MBI and Mercantile Bank National Association as rights agent, dated May 23, 1988 (the "Rights Agreement"), no
"Distribution Date" (as the quoted term is defined in the Rights
Agreement) has occurred, and the Merger will not cause the occurrence of a Distribution Date.

         (14) Neither MBI nor any other member of the MBI
Affiliated Group has owned, directly or indirectly, any stock of UNSL within the last five years.

         The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of MBI this ----- day of ------------, 1994.

                                   MERCANTILE BANCORPORATION INC.




                                   By------------------------------
                                      W. Randolph Adams
                                      Chief Financial Officer

                                                        Exhibit B

                           CERTIFICATE
                           -----------

         The undersigned, J. C. Benage, Chairman and President of UNSL Financial Corp., a Delaware corporation ("UNSL"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("ABNK"), and UNSL dated July 12, 1994, and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to UNSL that the merger of UNSL with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

         The undersigned HEREBY FURTHER CERTIFIES, ON BEHALF OF
UNSL, that:

         (1) The fair market value of the MBI common stock, par value $5.00 per share ("MBI Common Stock"), to be received by each UNSL stockholder in the Merger (including cash to be received in lieu of fractional shares of MBI Common Stock, if any) will be approximately equal to the fair market value of the UNSL common stock, par value $1.00 per share ("UNSL Common Stock"), surrendered in the Merger by each such stockholder.

         (2) There is no plan, intention or other arrangement (including any option or pledge) on the part of the holders of 5% or more of the UNSL Common Stock and, to the best knowledge of the undersigned, there is no plan, intention or other arrangement (including any option or pledge) on the part of the other holders of UNSL Common Stock to sell, exchange or otherwise dispose of a number of shares of MBI Common Stock to be received by such holders in the Merger that would reduce such holders' ownership of MBI Common Stock to a number of shares having a value, as of the date on which the Merger is consummated (the "Effective
Date"), of less than 50 percent of the value of all of the formerly outstanding UNSL Common Stock as of the Effective Date.
For purposes of this representation, shares of UNSL Common Stock exchanged for cash or other property, or exchanged for cash in lieu of fractional shares of MBI Common Stock will be treated as outstanding on the Effective Date. Moreover, all shares of UNSL Common Stock
Stock and/or shares of MBI Common Stock held by UNSL stockholders and otherwise sold, redeemed, or disposed of before or after the Effective Date will be taken into account in making this representation.
         As with the other representations contained herein, the undersigned will undertake any and all actions necessary to ensure the accuracy of the foregoing representation.

         (3) UNSL will transfer to ABNK in the Merger assets representing at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets, in each case, that were held by UNSL immediately prior to the Merger. For purposes of this representation, UNSL assets used to pay stockholders who receive cash, and UNSL assets used to pay expenses of the Merger or to fund any redemption or distribution within 24 months before the Merger (except for regular, normal dividends) shall be included as assets of UNSL held immediately prior to the Merger. For purposes of this representation, any asset of UNSL or any other member of UNSL's "affiliated group" (as the quoted term is defined in Code section 1504) (the "UNSL Affiliated Group") that is disposed of within 24 months before the Merger other than in the ordinary course of business also shall be included as an asset of UNSL held immediately prior to the Merger.

         (4) At the time of the Merger and except with regard to Transactional Costs (as defined below), each liability of UNSL or each liability to which an asset of UNSL is subject will have been incurred by UNSL in the ordinary course of business and no such liability will have been incurred in anticipation of the Merger. In addition, at the time of the Merger and except with regard to Transactional Costs, UNSL will have neither paid any amount nor incurred any liability, directly or indirectly, to or for the benefit of any person to induce such person's assistance or acquiescence in, or vote in favor of, the Merger. For purposes of this representation, (a) the term "UNSL" shall be deemed also to refer to each other member of the UNSL Affiliated Group, (b) the term "liability" shall include any contingent obligation or any other undertaking to pay or to cause the reduction, release, or extinguishment of, any obligation, without regard to whether any such obligation or undertaking is legally enforceable (for example, and without limitation, the term "liability" includes an unenforceable agreement to cause the repayment of an obligation guaranteed by a UNSL stockholder or to otherwise cause the release of such guaranty), and (c) the term "Transactional Costs" shall mean amounts paid or liabilities incurred in connection with the Merger (i) to dissenters, if any,
(ii) for legal, accounting, and investment banking and/or advisor services rendered to UNSL, if any, and (iii) as compensation to any UNSL employee for services rendered in the ordinary course of his or her employment.

         (5) Before the Merger, UNSL will not have outstanding any warrants, options, convertible securities, or any other type of right (including any preemptive right) pursuant to which any person could acquire stock in UNSL that, if exercised or converted after the Merger, would affect MBI's retention of control of ABNK (within the meaning of section 368(c) of the Code).

         (6) Expenses, if any, that are incurred in connection with the Merger and are properly attributable to UNSL's stockholders will be paid by those stockholders and not by UNSL.
UNSL will pay its own expenses that are incurred in connection with the Merger.

         (7) No indebtedness between UNSL or any other member of the UNSL Affiliated Group, on the one hand, and ABNK or any other member of MBI's "affiliated group" (defined as above), on the other hand, exists or will exist prior to the Merger that (a) was issued or acquired at a discount, or (b) will be settled, as a result of the Merger, at a discount. No "installment obligation" (as the quoted term is defined for purposes of Code section 453B), between UNSL, on the one hand, and ABNK, on the other hand, exists or will exist prior to the Merger that will be extinguished as a result of the Merger.

         (8) The fair market value of the assets of UNSL to be transferred to ABNK will exceed the sum of the amount of liabilities to be assumed by ABNK, plus the amount of liabilities, if any, to which the assets to be transferred are subject.

         (9) The payment of cash in lieu of fractional shares of MBI Common Stock will be solely for the purpose of avoiding the expense and inconvenience to MBI of issuing fractional shares and will not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the UNSL stockholders in lieu of fractional shares of MBI Common Stock will not exceed one percent of the total consideration that will be issued in the transaction to the UNSL stockholders in exchange for their shares of UNSL Common Stock. The fractional share interests of each UNSL stockholder will be aggregated, and no UNSL stockholder will receive cash in lieu of fractional share interests in an amount equal to or greater than the value of one full share of MBI Common Stock.

         (10) None of the compensation paid or accrued before the Merger to or for the benefit of any UNSL stockholder-employee will be separate consideration for, or allocable to, any of their shares of UNSL Common Stock; none of the shares of MBI Common
Stock received in the Merger by any UNSL stockholder-employee will be separate consideration for, or allocable to, any employment agreement; and all compensation paid or accrued before the Merger to or for the benefit of any UNSL stockholder-employee will be for services actually rendered in the ordinary course of his or her employment and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

         The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.
         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of UNSL this ----- day of ---------------, 1994.




                                   ------------------------------

                                                        Exhibit C

                           CERTIFICATE
                           -----------

         [Stockholder's Name] a stockholder of UNSL Financial
          ------------------
Corp., a Delaware corporation ("UNSL"), who holds of   #   shares
                                                     -----
of UNSL common stock, par value $1.00 per share ("UNSL Common Stock"), HEREBY CERTIFIES that (a) I am familiar with the terms and conditions of the Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc., a Missouri corporation ("MBI"), Ameribanc, Inc., a Missouri corporation ("ABNK"), and UNSL dated July 12, 1994, (the "Agreement"), and (b) I am aware that (i) this Certificate will be relied on by Thompson & Mitchell, counsel for MBI, in rendering its opinion to UNSL that the merger of UNSL with and into ABNK (the "Merger") will constitute a reorganization within the meaning of section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the Code"), and (ii) the representations and undertaking recited herein will survive the Merger.

         The undersigned HEREBY FURTHER CERTIFIES that the undersigned has no plan, intention or arrangement (including any option or pledge) to sell, exchange or otherwise dispose of any of the MBI common stock, par value $5.00 per share ("MBI Common Stock") to be received in the Merger, with the exception of fractional shares of MBI Common Stock to be exchanged for cash pursuant to the Merger.

         The undersigned HEREBY AGREES to immediately communicate in writing to Thompson & Mitchell at One Mercantile Center, St. Louis, Missouri 63101, to the attention of Charles H. Binger, any information that could indicate (i) any of the foregoing representations was inaccurate when made, or (ii) any of the foregoing representations would be inaccurate if it were made immediately before the Merger.

         IN WITNESS WHEREOF, the undersigned has executed this certificate, or caused this certificate to be executed by its duly authorized representative, this ----- day of
- ---------------, 1994.




                                   ------------------------------